UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

NewAge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7158 S. FL Smidth Dr., Suite 250, Midvale, UT 84047
(Address of principal executive offices) (Zip Code)

(801) 813-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K (this “Form 8-K”) regarding the Asset Purchase Agreement (as defined below) and the DIP Loan Agreement (as defined below) is incorporated herein by reference.

Item 1.03 Bankruptcy or Receivership

Voluntary Petitions for Bankruptcy

On August 30, 2022 (the “Petition Date”), NewAge, Inc., a Delaware corporation (the “Company”), and its wholly-owned direct and indirect subsidiaries, Morinda Holdings, Inc., a Utah corporation, Morinda, Inc., a Utah corporation, and ARIIX LLC, a Utah limited liability company (collectively, the “Debtors”) filed voluntary petitions for relief (collectively, the “Petitions”) under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing Chapter 11 cases for the Debtors. The Debtors are requesting joint administration of their Chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re NewAge, Inc., et al., Case No. 22-10819).”

The Debtors continue to operate their business as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations.

Additional information about the Chapter 11 Cases, including access to Court documents, is available online at cases.stretto.com/NewAge, a website administered by Stretto, Inc., a third-party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

Asset Purchase Agreement

The Debtors (together, the “Sellers”) entered into a “stalking horse” Asset Purchase Agreement (the “Asset Purchase Agreement”), dated August 30, 2022, with DIP Financing, LLC, or its permitted assignee (the “Purchaser”), pursuant to which the Purchaser agreed to purchase substantially all of the assets of the Debtors (such assets, the “Assets,” and such transaction, the “Asset Sale”).

The Sellers have sought the Bankruptcy Court’s approval of the Purchaser as the “stalking horse” bidder in an auction of the Assets under Section 363 of the Bankruptcy Code. If approved by the Bankruptcy Court as the stalking horse bidder, the Purchaser’s offer to purchase the Assets, as set forth in the Asset Purchase Agreement, would be the standard by which any other bids to purchase the Assets would be evaluated. Pursuant to Section 363 of the Bankruptcy Code, the Debtors are seeking authorization to conduct an auction process to allow other bidders to competitively bid on the Assets.

Pursuant to the terms of the Asset Purchase Agreement, the Purchaser agreed, subject to the terms and conditions of the Asset Purchase Agreement, to acquire the Assets from the Sellers for $28 million, which would be satisfied in cash and with a “credit bid” (as defined within the meaning of Section 363(k) of the Bankruptcy Code) with respect to the Purchaser’s portion of the Company’s secured indebtedness. The Asset Purchase Agreement provides for consideration to be paid by the Purchaser in the form of assumption of specified liabilities relating to the Assets, including certain trade payables and specified employee benefits. The consummation of the Asset Sale is subject to certain customary conditions precedent as specified in the Asset Purchase Agreement. The Asset Purchase Agreement also provides for a termination fee and expense reimbursement payable to the Purchaser upon the occurrence of certain events.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement filed with the Bankruptcy Court.

DIP Loan Agreement

The Company entered into a Senior Secured Debtor-In-Possession Term Loan Agreement (the “DIP Loan Agreement”), dated August 30, 2022, with the Purchaser, whereby the Purchaser agreed to provide the Company a delayed draw term loan facility (the “DIP Term Loan Facility”) in the aggregate principal amount of $16,000,000 in new money loans. Subject to approval by the Bankruptcy Court, the obligations of the Company under the DIP Loan Agreement will be secured by a super-priority security interest in substantially all of the assets of the Company in accordance with the terms of the DIP Loan Agreement.

The proceeds of the DIP Term Loan Facility will be used by the Debtors, as permitted by the Bankruptcy Court and the DIP Loan Agreement, for working capital and general corporate purposes, the payment of fees and expenses in connection with the transactions related thereto, the pursuit of sale transactions, and bankruptcy-related costs and expenses in accordance with an approved budget. Borrowings under the DIP Loan Agreement will bear interest at a rate per annum equal to 11.50% (increased by 2.0% upon the occurrence of an event of default).

The obligations of the Company under the DIP Loan Agreement are guaranteed by the Company’s wholly-owned direct and indirect subsidiaries, Morinda Holdings, Inc., a Utah corporation, Morinda, Inc., a Utah corporation, and ARIIX LLC, a Utah limited liability company.

The foregoing description of the DIP Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Loan Agreement filed with the Bankruptcy Court.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default under each of the following debt instruments:

●	Loan and Security Agreement dated as of March 11, 2022, by and between the Company and the Purchaser, as successor-in-interest to East West Bank, a California banking corporation (as amended, restated, supplemented and/or otherwise modified from time to time).

Item 8.01 Other Events.

On August 30, 2022, the Company issued a press release announcing, among other things, the filing of the Chapter 11 Cases and the Asset Sale. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of NewAge, Inc. dated August 30, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWAGE, INC.

Date: August 30, 2022	By:	/s/ Lawrence Perkins
Lawrence Perkins
Chief Restructuring Officer